Exhibit 99.1

MEDIATION SETTLEMENT AGREEMENT

This Mediation Settlement Agreement is made as of May 18, 2007 by and among TRI-S SECURITY CORPORATION, a Georgia corporation formerly known as Diversified Security Corporation (the “Company”), PARAGON SYSTEMS, INC., an Alabama corporation and a wholly-owned subsidiary of the Company (“Paragon”), and RONALD G. FARRELL (“Farrell”) on the one hand, and HAROLD BRIGHT, a resident of the State of Tennessee (“Bright”), CHARLES KEATHLEY, a resident of the State of Alabama (“Keathley”), ROBERT LUTHER, a resident of the State of Alabama (“Luther”), and JOHN WILSON, a resident of the State of Alabama (“Wilson”) (collectively, the “Selling Shareholders”), on the other hand.

WHEREAS, the Company, Paragon, and the Selling Shareholders are participants to a mediation to resolve the litigation among them, Tri-S Security Corporation v. Keathley, et al. (N.D. Ga., Civ. A. No. 1:06-CV-00450-TCB), Tri-S Security Corporation v. Keathley, et al. (N.D. Ga., Civ. A. No. 1:07-CV-00111-TCB), Luther and Keathley v. Paragon Systems, Inc. and Tri-S Security Corp. (Circuit Court for Madison County, AL, Civ. A. No. 05-2019-LWH), Paragon Systems, Inc. v. Bright and Wilson and Bright and Wilson v. Paragon Systems, Inc., Tri-S Security Corporation, and Ronald G. Farrell (American Arbitration Association Case No. 30 16600815 06), and In the Matter of the Arbitration Before the American Arbitration Association Between Paragon Systems, Inc. v. Luther and Keathley (all of these actions collectively, the “Litigation”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto agree that they are duly authorized to execute this Mediation Settlement Agreement and further agree as follows:

1) The Company will issue to the Selling Shareholders 35,000 shares of its common stock no later than June 1, 2007, to be divided among the Selling Shareholders as follows: Keathley – 15,694; Luther – 9,306; Bright – 5,000; Wilson – 5,000.

2) The Company will pay to the Selling Shareholders $50,000 in cash to be paid by wire transfer no later than May 21, 2007 to be divided equally among them.

3) The parties agree jointly to request by May 25, 2007 of the respective courts or other appropriate venue to stay all the Litigation pending for 120 days of the date hereof.

4) Contingent upon (i) the Company obtaining the financing (on terms acceptable to it in its sole discretion) to make the payment referred to in Section 4(a) below within 120 days of the date hereof (which the Company shall use its reasonable efforts to secure), at a closing to take place within 120 days of the date hereof (the “Closing Date”); (ii) the parties arriving at an agreement with respect to the representation and indemnification of the Selling Shareholders in the litigation styled Unschuld v. Tri-S Security Corporation, et al. (N.D. Ga., 1:06-CV-02931-JEC); and (iii) the respective courts or other appropriate venue staying all of the Litigation:

(a)	the Company will issue to the Selling Shareholders 665,000 shares of its common stock to be divided among them as follows: Keathley – 362,306; Luther – 172,694; Bright – 65,000; Wilson – 65,000;

(b)	the Company will pay to the Selling Shareholders $1,200,000 to be divided among them as follows: Keathley – $662,500; Luther – $312,500; Bright – $112,500; and Wilson – $112,500;

(c)	the Selling Shareholders shall give Farrell a voting proxy for all shares of common stock of the Company issued to them pursuant to the terms of this Mediation Settlement Agreement, which proxy shall not apply to any such shares sold or transferred to an unaffiliated third party;

(d)	the Selling Shareholders shall retain 100 shares of the Company’s Series C Redeemable Preferred Shares;

(e)	the Security Agreements between the Company and the Selling Shareholders shall be cancelled effective as of the Closing Date;

(f)	the designations with respect to the Series C Redeemable Preferred Shares shall be amended to provide (i) for dividends of $750 per share on the 100 shares of the Series C Redeemable Preferred Shares per annum, to be paid quarterly on March 31; June 30; September 30; and December 31 each year until redemption and (ii) that, in the event of a default by the Company on any dividend payment due under the terms of Section 4(g) above, all of the Series C Redeemable Preferred Shares shall be immediately redeemable, except that the Company shall have an opportunity to cure one default within 30 days from the date it receives notice of the default;

(g)	all of the Series C Redeemable Preferred Shares shall be redeemed for an aggregate amount of $1,500,000 on the earlier of (i) five (5) years from the Closing Date or (ii) the sale of seventy percent (70%) or more of the Company’s assets in one transaction or in any series of transactions, unless the proceeds thereof are reinvested in the business, are used to retire debt, are used for acquisitions, or are used for working capital purposes;

(h)	the Series C Redeemable Preferred Shares shall not be convertible into any shares of any class of the Company’s stock;

(i)	the Company will not make any amendment or alteration to the employment contract of Farrell dated January 1, 2002, as amended on January 10, 2007, and such contract terms, as existing on this date, shall not be altered or amended to increase or enhance his present or future compensation or benefits for a period of 12 months from the Closing Date;

(j)

with respect to any common stock, options, restricted stock, or other equity (“Equity”) in the Company issued to Farrell during the 12 months from the date hereof, the Selling Shareholders shall be issued an identical form of Equity in an amount equal to ten percent (10%) of the amount of Equity issued to Farrell, to be divided among them as follows: Keathley – 54%; Luther – 26%; Bright – 10%; and Wilson – 10%;

(k)	the Company and the Selling Shareholders agree to seek in good faith, pursuant to Internal Revenue Code Section 338(h)(10), an election to reduce the Company’s 2006 income tax liability and to share equally in any reduction of the federal income tax liability of the Company for calendar year 2006; it being understood that the Selling Shareholders shall be obligated only to sign such affidavits and make such filings as they, in their sole discretion, determine to be accurate;

(l)	the parties will execute mutual releases of all claims and obligations between them existing as of the Closing Date, except for the obligations contained in this Term Sheet, and will dismiss all the Litigation with prejudice;

(m)	this Mediation Settlement Agreement is intended by the parties to be a full and final settlement of the Litigation, binding and enforceable according to its terms;

(n)	the parties agree that they will not file or cause to be filed any claim or complaint of any kind, however characterized, against one another before any court, agency, regulatory body, tribunal, or other body (or allow the prosecution of the same for or on its behalf) which they may now have against one another on any basis, or concerning any damage which may occur hereafter based upon facts or events that have occurred up to the Closing Date, it being understood that this provision shall apply, without limitation, to the parties to this Mediation Settlement Agreement and Integrated Logistics Solutions, Inc.; and

(o)	the Company and Paragon represent that all actions necessary to authorize the action taken on their behalf in this Mediation Settlement Agreement has been taken or has occurred and Ronald G. Farrell is authorized to execute this Mediation Settlement Agreement on their behalf.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Term Sheet as of the date first written above.

TRI-S SECURITY CORPORATION

By:	/s/ Ronald G. Farrell
Printed Name: Ronald G. Farrell Title: Chief Executive Officer

PARAGON SYSTEMS, INC.

By:	/s/ Ronald G. Farrell
Printed Name: Ronald G. Farrell Title: Chief Executive Officer

/s/ Ronald G. Farrell
RONALD G. FARRELL

/s/ Harold Bright
HAROLD BRIGHT

/s/ Robert Luther
ROBERT LUTHER

/s/ John Wilson
JOHN WILSON

/s/ Charles Keathley
CHARLES KEATHLEY